SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                    THE SECURITIES EXCHANGE ACT OF 1934



 Filed by the Registrant   (X)

 Filed by a Party other than the Registrant   ( )

 Check the appropriate box:

 ( )  Preliminary Proxy Statement          ( )  Confidential, for
                                                Use of the Commission
                                                Only (as permitted
                                                by Rule 14a-6(e)(2))
 ( )  Definitive Proxy Statement
 (X)  Definitive Additional Materials
 ( )  Soliciting Material Under Rule 14a-12


                       HORIZON GROUP PROPERTIES, INC.
   --------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


                                    N/A
   --------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


 Payment of Filing Fee (Check the appropriate box):
   (X)   No fee required.
   ( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         (1)   Title of each class of securities to which transaction applies:
         (2)   Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         (4)   Proposed maximum aggregate value of transaction:
         (5)   Total Fee paid:

   ( )   Fee paid previously with preliminary materials.

   ( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount Previously Paid:___________________________________

         (2)   Form, Schedule or Registration Statement No.:_____________

         (3)   Filing Party:_____________________________________________

         (4)   Date Filed:_______________________________________________




Horizon Group Properties, Inc. intends to deliver the following materials to the stockholders of Horizon Group Properties, Inc. beginning on April 30, 2001:



                         HORIZON GROUP PROPERTIES, INC.
                              77 WEST WACKER DRIVE
                                   SUITE 4200
                             CHICAGO, ILLINOIS 60601
                             -----------------------

                          SUPPLEMENT TO PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 8, 2001
                             -----------------------

         The following information supplements and amends the Proxy Statement, dated March 30, 2001, as amended on April 16, 2001, of Horizon Group Properties, Inc. furnished to stockholders of Horizon in connection with the solicitation of proxies on behalf of the Board of Directors of Horizon for use at the Annual Meeting of Stockholders to be held on May 8, 2001 at 10:00 a.m., local time, or at any adjournments or postponements thereof (the "Annual Meeting"). The purposes of the Annual Meeting are as stated in the Notice of Annual Meeting of Stockholders, dated March 30, 2001, which accompanied the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement.

         Only holders of record of shares of Horizon's common stock as of the close of business on March 27, 2001 are entitled to receive notice of and to vote at the Annual Meeting.

         On April 17, 2001, Mr. Robert M. Schwartzberg disclosed his intention to solicit proxies in an attempt to displace Horizon's nominees, our Chairman, President and Chief Executive Officer, Mr. Gary J. Skoien, and Mr. Michael W. Reschke, and to elect himself and Mr. John C. Loring at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN HORIZON'S PROXY STATEMENT AND ON HORIZON'S ENCLOSED PROXY CARD.

         If you have not already marked, signed and dated the proxy card that was furnished with the Proxy Statement, you can vote your shares by marking, signing and dating the enclosed proxy card and returning it in the postage paid envelope or by casting a ballot in person at the Annual Meeting.

         YOU MAY BE SOLICITED BY MR. SCHWARTZBERG OR MR. LORING IN AN ATTEMPT TO GET YOU TO SIGN THEIR PROXY CARD. HORIZON'S PROXY STATEMENT WAS PREVIOUSLY MAILED TO YOU AND WE URGE YOU TO REVIEW IT CAREFULLY. WE URGE YOU NOT TO SIGN ANY PROXY CARD OR OTHER MATERIALS YOU MAY RECEIVE FROM THE SCHWARTZBERG GROUP. ONLY YOUR LATEST DATED PROXY CARD WILL BE COUNTED, AND ANY PROXY SENT IN FOR ANY REASON COULD INVALIDATE PREVIOUS CARDS SENT BY YOU TO SUPPORT HORIZON'S NOMINEES.



             RECENT DEVELOPMENTS -- THE DISSIDENT SOLICITATION

         On March 30, 2001, the same day Horizon mailed the Proxy Statement to stockholders, Horizon received a joint letter from two private investors, Mr. Robert M. Schwartzberg and Mr. John C. Loring, which purported to nominate these individuals for election to the Horizon Board at the Annual Meeting.

         Between April 12, 2001 and April 24, 2001, Horizon engaged in correspondence with Mr. Schwartzberg. In this correspondence, Horizon and Mr. Schwartzberg disputed whether Messrs. Schwartzberg's and Loring's purported nominations to be elected to the Horizon Board had timely complied with the advance notice provisions of Horizon's by-laws and whether Messrs. Schwartzberg and Loring had formed a "group" without disclosing such information in their disclosures to the Securities and Exchange Commission ("SEC") regarding their stock ownership in Horizon. In addition, Horizon and Mr. Schwartzberg disputed whether Mr. Schwartzberg's invocation of proxy rules to demand that Horizon either provide him a list of its stockholders or mail proxy materials on his behalf properly complied with SEC rules.

         On April 20, 2001 and April 24, 2001, Mr. Schwartzberg filed a preliminary proxy statement and additional soliciting materials, disclosing an intention to solicit proxies in an attempt to elect himself and Mr. Loring to the Horizon Board and to displace Horizon's nominees, our Chairman, President and Chief Executive Officer, Mr. Gary J. Skoien, and Mr. Michael W. Reschke.

         On April 25, 2001, Horizon filed a lawsuit against Messrs. Schwartzberg and Loring and Mr. Howard M. Amster, another Horizon stockholder, alleging that Messrs. Schwartzberg, Loring and Amster have violated Federal securities laws in connection with the purported nominations of Messrs. Schwartzberg and Loring for election to the Horizon Board at the Annual Meeting and requesting other relief, in each case as described more fully below.

         Between the time of finalizing this Supplement and the time it is being mailed to Horizon's stockholders, the parties will have appeared before the Federal court and the judge may have made one or more determinations which, at the time of finalizing this Supplement, cannot be predicted.

         Subsequent to the filing of this lawsuit, Horizon engaged in further correspondence with Mr. Schwartzberg, continuing to dispute whether Mr. Schwartzberg's invocation of proxy rules to demand that Horizon either provide him a list of its stockholders or mail proxy materials on his behalf properly complied with the rules of the SEC and whether Messrs. Schwartzberg and Loring failed to timely comply with the advance notice nomination provisions of Horizon's by-laws.


                     BOARD OF DIRECTORS RECOMMENDATION

         The Horizon Board has determined that the purported nominations for Messrs. Schwartzberg and Loring are defective. In addition, for the reasons set forth below, Horizon believes that the election of Mr. Schwartzberg and Mr. Loring and the displacement of our Chairman, President and Chief Executive Officer, Mr. Gary J. Skoien, and Mr. Michael W. Reschke would not be in the best interests of Horizon and its stockholders. Accordingly, Horizon urges stockholders not to sign any other proxy card which may be furnished to them and to sign only the proxy card enclosed with this Supplement or previously enclosed with Horizon's proxy materials dated March 30, 2001.


Reasons for Board of Directors' Recommendation

Experienced Real Estate Professionals Are Needed on the Horizon Board

         Messrs. Skoien and Reschke bring with them over 30 years of combined experience in managing real estate and have served on boards of directors of publicly traded real estate companies for a cumulative tenure of 23 years. Such experience is invaluable to Horizon, particularly at this critical juncture when Horizon is pursuing the refinancing of its largest credit facility. Messrs. Schwartzberg and Loring, in contrast, have no apparent experience in managing real estate. Mr. Schwartzberg was formerly a stock analyst who has not disclosed to the Horizon Board any experience in sitting on boards of directors of public companies or any current employment. Mr. Loring is an attorney and private investor who also serves as a director of a company involved in the distribution of electronic components.

The Schwartzberg Group Offers No Plans for the Future of Horizon

         Mr. Schwartzberg, who bought his position in Horizon just one year ago, has not disclosed to the Horizon Board one single contribution he would make if elected to the Horizon Board. Mr. Loring has also been silent on the skills, if any, he would bring or his plans for increasing shareholder value. It is unclear to the Horizon Board as to what, if any, benefits Messrs. Schwartzberg or Loring would bring if they were elected to the Horizon Board.


                                 LITIGATION


         On April 25, 2001, Horizon filed a lawsuit in the United States District Court for the Northern District of Illinois, Eastern Division, entitled Horizon Group Properties, Inc. v. Robert M. Schwartzberg, John C. Loring and Howard M. Amster, C.A. No. 01C 2944 (the "Action"). The defendants named in the Action are Messrs. Schwartzberg, Loring and Amster. Horizon alleges in the Action, among other things, that: (i) that the defendants have violated Section 13(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder because they omitted from their disclosures regarding their stock ownership in Horizon that they are a "group" acting in concert; (ii) the defendants have made misleading misstatements and omissions in violation of Section 14 of the Exchange Act and the rules promulgated thereunder; and (iii) the purported nominations of Messrs. Schwartzberg and Loring to be elected to the Horizon Board are defective because Messrs. Schwartzberg and Loring failed to comply with Horizon's by-laws in purporting to make these nominations. The Action seeks an order from the Court that, among other things: (i) declares that the defendants' false and misleading statements violate Sections 13(d) and 14(a)(9) of the Exchange Act and the rules promulgated thereunder; (ii) orders the defendants to correct the material misstatements and omissions they have made and distributed to the SEC and Horizon's stockholders; (iii) preliminarily and permanently enjoins defendants from proceeding with their efforts to unseat Horizon's nominees; and (iv) declares that Horizon has correctly determined that Messrs. Schwartzberg's and Loring's purported nominations for election to the Horizon Board fail to comply with Horizon's by-laws and are defective.


                         MISCELLANEOUS INFORMATION

Participants in the Solicitation

         Under applicable regulations of the SEC, each director and executive officer of Horizon, as well as certain advisors of Horizon, may be deemed to be "participants" in Horizon's solicitation of proxies. The principal occupations and business addresses of each participant are set forth in the Proxy Statement and Annex A. Information about the present ownership of Horizon's securities by each participant is provided in the Proxy Statement and Annex A.

Method and Cost of Proxy Solicitation

         Proxies may be solicited by mail, e-mail, the Internet, telephone, facsimile, telegram, in person or otherwise. Horizon may use the services of its directors, officers, employees and others to solicit proxies. Horizon will bear the cost of the solicitation of proxies, including the preparation, printing and mailing of the proxy materials. In addition, Horizon will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of Horizon's stock and obtain their voting instructions. Horizon will reimburse those firms for their expenses. In addition, Horizon has retained D.F. King & Co., Inc. to assist in the solicitation of proxies for an anticipated cost of $10,000. D.F. King will employ approximately 20 people to solicit proxies from Horizon's stockholders.

         Expenses related to the solicitation of proxies from stockholders, in excess of those normally spent for an annual meeting, are expected to aggregate approximately $200,000 of which approximately $100,000 has been spent to date.

Forward-Looking Statements

         Certain statements in this Supplement constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this Supplement, the words "estimate", "project", "anticipate", "expect", "intend", "believe", and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance and achievements of the Horizon or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or which may cause the actual outcome of the above-mentioned litigation to be materially different from any future results that might be implied by such forward-looking statements. Such factors include, among other things, the following factors as well as those factors discussed elsewhere in Horizon's filings with the SEC: the successful development and implementation of Horizon's business plan, changes in the real estate market, changes in the factory outlet center market, prevailing interest rates and general economic conditions, the level of competition confronting Horizon, the accessibility of the capital markets and other sources of financing for Horizon, the inherent risks of litigation and other factors referred to in this Supplement, the Proxy Statement and previous filings by Horizon.



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                                 IMPORTANT

         WE URGE YOU NOT TO SIGN ANY PROXY CARD OR OTHER MATERIALS YOU MAY RECEIVE FROM THE SCHWARTZBERG GROUP. ONLY YOUR LATEST DATED PROXY CARD WILL BE COUNTED, AND ANY PROXY SENT IN FOR ANY REASON COULD INVALIDATE PREVIOUS CARDS SENT BY YOU TO SUPPORT HORIZON'S NOMINEES.

         Your vote is important. Please take a moment to SIGN, DATE and promptly MAIL your WHITE proxy card in the postage-paid envelope provided. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign the WHITE proxy card with respect to your shares and only after receiving your specific instructions. To ensure that your shares are voted, you should contact the person responsible for your account and give instructions for a WHITE proxy card to be issued representing your shares.

         If you have any questions or need assistance in voting your shares, please call:


                              D.F. KING & CO., INC.
                                 77 WATER STREET
                            NEW YORK, NEW YORK 10005
                         CALL TOLL FREE: 1-800-669-5550
------------------------------------------------------------------------------

April 30, 2001


                                                                    Annex A


                  INFORMATION CONCERNING THE PARTICIPANTS


                  Under applicable regulations of the Securities and Exchange Commission, each director and executive officer of Horizon Group Properties, Inc. ("Horizon"), as well as certain advisors of Horizon, may be deemed to be "participants" in Horizon's solicitation of proxies. Set forth below is certain information concerning such "participants". Unless otherwise indicated, the principal occupation refers to such person's position with Horizon and the business address is Horizon Group Properties, Inc., 77 West Wacker Drive, Suite 4200, Chicago, IL 60601.

Director Nominees

                  The principal occupations of Horizon's director nominees who are deemed participants in the solicitation are set forth on page 3 of Horizon's proxy statement for the 2001 Annual Meeting of Stockholders to be held on May 8, 2001 that has previously been furnished to Horizon's stockholders (the "Proxy Statement"). The principal business addresses of the director nominees are as follows:

Name                    Address

                        Horizon Group Properties, Inc.
                        77 West Wacker Drive
Gary J. Skoien          Suite 4200
                        Chicago, IL 60601



Michael W. Reschke      The Prime Group, Inc.
                        77 West Wacker Drive
                        Suite 4200
                        Chicago, IL 60601




Other Directors

                  The principal occupations of Horizon's directors who are deemed participants in the solicitation are set forth on pages 3 and 4 of the Proxy Statement. The principal business addresses of the directors who are not director nominees who are deemed participants in the solicitation are as follows:

Name                           Address

Margaret A. Gilliam (1)        Gilliam & Company
                               15 West 53rd Street
                               Apt 34-A
                               New York, NY 10019



E. Thomas Thilman              Thilman & Filippi
                               One East Wacker Drive
                               Suite 1800
                               Chicago, IL 60601

Governor Jim Edgar             University of Illinois
                               1007 West Nevada
                               Urbana, IL 61801


(1) In addition to the information contained in the Proxy Statement, Ms. Gilliam has served as a member of the Board of Directors of Mayor's Jewelers, Inc. since 1998 and is a member of that Board's compensation and audit committees. Ms. Gilliam also has been a member of the Board of Directors of Oshman's Sporting Goods, Inc. since 1998 and is a member of that Board's compensation and audit committees. Ms. Gilliam also has been a Director of Harold's Stores, Inc. since 2000.


Executive Officers and Certain Employees

                  The principal occupations of Horizon's executive officers and other employees who are deemed participants in the solicitation are set forth below. The principal business address of each of such persons is that of Horizon.


Name                   Principal Occupation

Gary J. Skoien         Chairman of the Board, President, Chief Executive
                       Officer

David R. Tinkham       Senior Vice President, Chief Financial Officer,
                       Secretary

Andrew F. Pelmoter     Senior Vice President of Leasing

Thomas A. Rumptz       Senior Vice President of Asset and Property Management


Information Regarding Arrangements with Employee Participants

                  As was disclosed in the Proxy Statement, Horizon has entered into employment agreements with Mr. Skoien and Mr. Tinkham dated as of June 15, 1998 and amended as of August 29, 2000. The employment agreements provide that these individuals will receive minimum cash compensation of $225,000 and $140,000, respectively, per annum plus annual performance bonuses determined by the Horizon Compensation Committee and other employee benefits. Each of the employment agreements provides for an initial three-year term and automatically extends for one-year terms unless either party gives, prior to 120 days before the end of the respective renewal term, written notice of its intention to terminate the agreements. The employment agreements contain non-competition provisions which generally prohibit these executives from directly or indirectly competing with the business of Horizon during the term of employment and for a two year period after termination "without good reason" by the employee or for a one year period after termination under other circumstances. If the employment of these individuals is terminated after a "change in control" (as such term is defined in the respective contracts), the individual is entitled to a lump sum payment in an amount equal to two times the annual salary and last performance bonus for Mr. Skoien and one and one-half times annual salary and the last performance bonus for Mr. Tinkham. Additionally, Mr. Skoien is permitted to continue certain responsibilities he has with The Prime Group, Inc. Horizon has also entered into agreements with Messrs. Pelmoter and Rumptz which provide for payments based on the closing of certain capital transactions with respect to Horizon's shopping centers. The agreements also provide for severance benefits in the event their employment is terminated prior to September 30, 2001.

Information Regarding Ownership of Horizon's Securities by Participants

                  None of the participants owns any of Horizon's securities of record, but not beneficially. The number of Horizon's securities beneficially owned by the directors and the named executive officers as of April 30, 2001 is set forth below:

                                                        Number of
                                                   Shares/Common Units
                                                       Beneficially
Name                                                   Owned(1)(2)

Non-Employee Directors
Michael W. Reschke (3)(4)                                986,324
Governor Jim Edgar                                         3,300
E. Thomas Thilman                                         15,000
Margaret A. Gilliam                                       10,000

Executive Officers
Gary J. Skoien                                           150,135
David R. Tinkham                                          62,851
Andrew F. Pelmoter                                        30,000
Thomas A. Rumptz                                          10,094



(1) Information presented includes Horizon common stock issuable upon exercise of stock options which have vested or will vest within 60 days of April 30, 2001 as follows: Mr. Reschke 10,000; Gov. Edgar 3,300; Mr. Thilman 10,000; Ms. Gilliam 10,000; Mr. Skoien 90,000;
         Mr. Tinkham 35,000; Mr. Pelmoter 30,000; and Mr. Rumptz 8,000.

(2) "Common Units" represent partnership interests in Horizon Group Properties, L.P., a subsidiary limited partnership of Horizon ("HGP LP"). Common Units are exchangeable for shares of Horizon common stock on a one-for-one basis at any time (or for an equivalent cash amount at Horizon's election).

(3) Individual directly owns 8,206 shares of Horizon common stock and 10,000 shares of Horizon common stock which Mr. Reschke has the right to acquire upon exercise of certain options granted by Horizon. Under the definition of "beneficial ownership" applicable to filings under the Securities and Exchange Act of 1934, as amended, and the rules promulgated thereunder, Mr. Reschke may be deemed to share beneficial ownership of: (1) 527,418 shares of Horizon common stock and 75,620 Common Units directly owned by Prime Group Limited Partnership, an Illinois limited partnership ("PGLP"); (2) 277,850 Common Units directly owned by Prime Financing Limited Partnership, an Illinois limited partnership ("PFLP"); (3) 42,281 Common Units directly owned by Prime Group II, L.P., an Illinois limited partnership ("PG-II"); (4) 3,081 Common Units directly owned by Prime Group III, L.P., an Illinois limited partnership ("PG-III"); (5) 6,818 Common Units directly owned by Prime Group IV, L.P., an Illinois limited partnership ("PG-IV"); and (6) 35,050 Common Units directly owned by Prime Group V, L.P., an Illinois limited partnership ("PG-V") by virtue of his position as managing general partner of PGLP and his ability to control PFLP, PG-II, PG-III, PG-IV and PG-V.

(4) Certain shares of common stock beneficially owned by Mr. Reschke were purchased through a margin account. $1,011,987 was incurred in the purchase of these shares, which amount continues to remain outstanding.


Information Regarding Transactions in Horizon's Securities by Participants

                  The following table sets forth acquisitions or dispositions of Horizon's securities by the participants listed below during the past two years. Unless otherwise indicated, all transactions are in the public market.

                              Number of Shares of
                                 Common Stock
                                  Acquired or
Name                             (Disposed of)       Footnote         Date

Non-Employee Directors

Michael W. Reschke                    7,500            (1)          8/29/2000
                                        600            (2)          9/23/1999
                                        500            (2)          9/21/1999
                                        500            (2)          9/20/1999
                                        100            (2)          9/16/1999
                                      1,000            (2)          9/03/1999
                                        500            (2)          9/02/1999
                                        100            (2)          8/31/1999
                                        100            (2)          8/30/1999
                                        100            (2)          8/30/1999
                                        100            (2)          8/27/1999

Governor Jim Edgar                    7,500            (1)          8/29/2000
                                     10,000            (1)          3/28/2000

Margaret A. Gilliam                   7,500            (1)          8/29/2000

E. Thomas Thilman                     7,500            (1)          8/29/2000
                                      5,000            (3)          9/30/1999

Executive Officers

Gary J. Skoien                        1,000            (3)         12/15/2000
                                     39,000            (1)          8/29/2000
                                      1,000            (3)          8/31/1999
                                      2,000            (3)          8/25/1999
                                        300            (3)          6/16/1999
                                      5,800            (3)          6/15/1999

David R. Tinkham                     19,000            (1)          8/29/2000
                                      1,842            (4)         12/20/1999
                                      2,000            (3)         11/10/1999
                                      2,000            (3)          9/20/1999
                                      2,000            (3)          9/16/1999
                                      1,900            (3)          6/11/1999
                                        100            (3)          6/10/1999


Andrew F. Pelmoter                   17,500            (1)          8/24/2000
                                     30,000            (1)          6/15/1999

Thomas R. Rumptz                     17,500            (1)          8/29/2000


(1)      Grant of stock option to acquire Horizon common stock

(2) Open market purchase of Horizon common stock by Prime Group Limited Partnership (shares owned indirectly by Mr. Reschke)

(3)      Open market purchase of Horizon common stock

(4)      Private purchase of Common Units


Miscellaneous Information Concerning Participants

                  Except as described in this Annex A or in the Proxy Statement, there are no contracts, arrangements or understandings by any participant within the past year with any person with respect to Horizon's securities.

                  Except as described in this Annex A or in the Proxy Statement, none of the participants' associates beneficially, directly or indirectly owns any securities of Horizon.

                  Except as described in this Annex A or in the Proxy Statement, other than Mr. Skoien, Mr. Reschke or Mr. Tinkham, none of the participants beneficially, directly or indirectly owns any securities of a parent or subsidiary of Horizon. Mr. Skoien beneficially owns the following number of securities of subsidiaries of Horizon: (i) 990 shares of Class A Common Stock of MG Third Party Services Corp. and (ii) 95 shares of Class A Common Stock of HGI Management Corp. By virtue of his position as managing general partner of PGLP and his ability to control PFLP, PG-II, PG-III, PG-IV and PG-V, Mr. Reschke is deemed to beneficially own 440,700 Common Units of HGP LP. Mr. Tinkham beneficially owns 1,842 Common Units of HGP LP.

                  Except as described in this Annex A or in the Proxy Statement, no participant nor any of their respective associates (together, the "Participant Affiliates") is either a party to any transaction or series of transactions since January 1, 2000, or has knowledge of any currently proposed transaction or series of transactions, (i) to which Horizon or any of its subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $60,000, and (iii) in which any Participant Affiliate had, or will have, a direct or indirect material interest.

                  Except as described in this Annex A or in the Proxy Statement, no Participant Affiliate has entered into any agreement or understanding with any person respecting any future employment by Horizon or its affiliates or any future transactions to which Horizon or any of its affiliates will or may be a party.


                            (FORM OF PROXY CARD)

                                   PROXY

                       HORIZON GROUP PROPERTIES, INC.
                       Proxy/Voting Instruction Card
                             Chicago, Illinois

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
           ANNUAL MEETING OF STOCKHOLDERS ON MAY 8, 2001.

         The undersigned stockholder of Horizon Group Properties, Inc., a Maryland corporation, hereby constitutes and appoints Gary J. Skoien and David R. Tinkham or either of them, proxies for the undersigned, each with full power of substitution, to attend the Meeting of Stockholders of Horizon Group Properties, Inc. to be held on May 8, 2001 at 10:00 a.m., local time, at 77 West Wacker Drive, 42nd Floor, Chicago, Illinois, 60601, and at any adjournments or postponements thereof, and to vote as specified in this Proxy all the shares of stock of the Company which the undersigned would be entitled to vote if personally present. Any appointment of proxy heretofore made by the undersigned for such meeting is hereby revoked.

                     (PROXY CONTINUED ON REVERSE SIDE)

X PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1 AND FOR PROPOSAL 2.

1.       Elect two Directors of the Company:

Nominees:         Michael W. Reschke
                  Gary J. Skoien

                           FOR                       WITHHOLD

         To withhold authority for an individual Director, write that Director's name here ___________________________________________


2. Ratify the appointment of Ernst & Young, LLP as independent auditors of the Company for the fiscal year ending December 31, 2001.

                           FOR              AGAINST                    ABSTAIN

Your vote with respect to the proposals may be indicated above.

YOUR VOTE IS IMPORTANT!  PLEASE SIGN AND DATE ON THE REVERSE
AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

This Proxy When Properly Executed Will be Voted In The Manner Directed Herein. If No Direction Is Made, This Proxy Will Be Voted FOR Proposal 1 and FOR Proposal 2.

Signature _______________   Signature _______________   Date _________, 2001


NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.